Exhibit 99.2

For Immediate Release

3M Accelerates Pace of Transformation Journey

Implements new global operating model and streamlined structure to improve growth and operational efficiency

ST. PAUL, Minn. – Jan. 28. 2020 – 3M (NYSE: MMM) – In conjunction with its fourth-quarter 2019 earnings announcement, today 3M announced the next step in its transformation journey, which includes a new global operating model and streamlined organizational structure.

Transformation – along with Portfolio, Innovation and People & Culture – is one of 3M’s strategic priorities to drive long-term growth and value creation. 3M has taken several actions on its transformation journey to streamline and improve its operations, including the implementation of a new enterprise resource planning (ERP) system and the April 2019 move from five to four business groups.

Enabled by the success of these initiatives, 3M is announcing a new global operating model, implemented on January 1, 2020, which further aligns its four business groups – Safety & Industrial, Transportation & Electronics, Health Care, and Consumer – with the company’s customers and go-to-market models. In the new model, 3M’s business groups now have full responsibility for all facets of strategy, portfolio optimization and resource prioritization across their entire global operations.

Under the prior model, area and country teams – which comprised 3M’s International Operations organization – were responsible for setting priorities in their regions. All of 3M’s international employees now report into the business groups and functions they are part of, and 3M no longer has an International Operations organization.

“3M continues to transform how it operates and build a more customer-driven and streamlined organization for the future,” said Mike Roman, 3M chairman and chief executive officer. “The latest phase of our transformation journey is designed to improve growth and operational efficiency, and will enable us to create even more value for our customers and shareholders. This is a defining moment in how we run our company, and positions 3M for success in the years ahead.”

New Global Operating Model

3M’s new business group-led operating model will create several benefits to our customers and shareholders, including:

•	Driving more accountability to our business groups to serve global and local customers;

•	Enabling stronger customer insights to drive more powerful innovation;

•	Empowering 3Mers to make faster decisions and improve speed and service to customers;

•	Streamlining the organization and simplifying reporting lines; and

•	Leveraging strengths across markets while maintaining strong local capabilities and expertise.

Realigned Business Group Support

To support 3M’s new operating model and ensure cross-functional efficiency, the company has made enhancements to its business group support functions. These include:

•	The consolidation of manufacturing, supply chain and customer operations into a new Enterprise Operations organization focused on optimizing the customer experience end-to-end;
•	A newly formed global Corporate Affairs organization focused on advancing and protecting the company’s brand and reputation in all areas of the world; and
•	Realignment of all existing corporate functions to drive more effective operations across geographies.

Restructuring and Expected Annual Savings

As a result of these actions, 3M initiated a restructuring that will reduce approximately 1,500 positions, spanning all business groups, functions and geographies. On a pre-tax basis, 3M took a restructuring charge of $134 million in the fourth quarter of 2019. The company expects annual pre-tax savings of $110 to $120 million, with $40 to $50 million in 2020.

Julie Bushman Announces Retirement

Julie L. Bushman, executive vice president, International Operations, has announced her intention to retire, effective April 1, 2020. Prior to her current role, Julie led 3M’s Safety and Graphics business group, business transformation and IT and was on the original leadership team that implemented Lean Six Sigma at 3M.

“Throughout her 36 years at 3M, Julie has been an exceptional leader and created tremendous value for our company and shareholders,” Roman said. “Julie’s leadership has been invaluable throughout her time leading our international team, including playing a critical role in our transformation journey.”

“Over the last year, her leadership has been key as we have worked closely together to design and roll out our new operating model, and ensure a smooth transition,” Roman continued. “I thank Julie for her many years of service and contributions, and wish her all the best into the future.”

Earnings Conference Call Information

3M will discuss its new operating model and structure on its Q4 2019 earnings conference call today at 9:00 a.m. EST (8:00 a.m. CST). Investors can access this conference via the following:

•	Live webcast at http://investors.3M.com.
•	Live telephone:
Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.

•	Webcast replay:
Go to 3M’s Investor Relations website at http://investors.3M.com and click on “Quarterly Earnings.”

•	Telephone replay:
Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S., the access code is 21930635). The telephone replay will be available until 11:30 a.m. EST (10:30 a.m. CST) on Feb. 4, 2020.

Forward-Looking Statements

This news release contains forward-looking information about 3M's financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as "anticipate," "estimate," "expect," "aim," "project," "intend," "plan," "believe," "will," "should," "could," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, capital markets and other external conditions and other factors beyond the Company's control, including natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) the Company's credit ratings and its cost of capital; (3) competitive conditions and customer preferences; (4) foreign currency exchange rates and fluctuations in those rates; (5) the timing and market acceptance of new product offerings; (6) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (7) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (8) operational execution, including scenarios where the Company generates fewer productivity improvements than estimated; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) financial market risks that may affect the Company’s funding obligations under defined benefit pension and postretirement plans; and (11) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2018, and any subsequent quarterly reports on Form 10-Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

About 3M

At 3M, we apply science in collaborative ways to improve lives daily. With $32 billion in sales, our 96,000 employees connect with customers all around the world.

Contacts

3M

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Media Contact:

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